[Wells Fargo Logo]
Wells Fargo Bank, NA
Document Custody
1015 - 10th Ave SE
Minneapolis, MN 55014
ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA
Corporate Trust Services division of Wells Fargo Bank, National Association (the "Company") is
responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of
Regulation AB promulgated by the Securities and Exchange Commission. T h e C o m p a n y h a s
determined that the servicing criteria are applicable in regards to the servicing platform as of and for the period as follows:
Platform: Publicly-issued (i.e., transaction level reporting required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and commercial mortgage-backed securities issued
on
or after January 1, 2006 for which the company provides document custody services, excluding any publicly issued transactions issued by any government sponsored entity (the
"Platform").
Applicable Servicing Criteria : The servicing criteria set fo rth in Item 1122(d)(1)(iv), 1122(d)(4)(i) and
1122(d)(4)(ii), in regard to the activities performed by the Company with respect to the Platform (the
"Applicable Servicing Criteria"). Management of the Company has determined that all other servicing criteria set forth in item 1122(d) are not applicable to the Platform.
Period: As of and fo
r
the twelve months ended December 31, 2007 (the "Period").
With respect to the Platform and the Period, the Company provides the following assessment of compliance with respect to the Applicable Servicing Criteria:
1.
The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.
2.
The Company has assessed compliance with the Applicable Servicing Criteria. In performing this assessment, the Company used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
3.
Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.
KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to the
Company's assessment of compliance as of and for the Period.
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Shari Gillund
Its: Senior Vice President
Dated: February 29, 2008